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                                                                      Exhibit 12

                         PXRE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
               CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                        FIXED CHARGES AND PREFERRED DIVIDENDS
                           (In thousands, except ratios)

                                                     Six Months Ended                        Year ended December 31,
                                                -----------------------   ----------------------------------------------------------
                                                 June 1999    June 1998     1998        1997        1996        1995        1994
Net income                                        $ 2,284     $ 19,176     $  2,679    $ 44,253    $ 33,301    $ 39,786    $ 34,829
Equity in earnings of TREX                              0            0            0           0      (3,898)     (5,948)     (4,141)
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Income before equity in earnings of TREX            2,284       19,176        2,679      44,253      29,403      33,838      30,688
Income taxes                                         (450)       8,708       (1,661)     22,198      15,644      18,189      15,700
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
                                                  $ 1,834     $ 27,884     $  1,018    $ 66,451    $ 45,047    $ 52,027    $ 46,388
Fixed charges:
Interest expense                                    6,001        5,610       10,323      11,508       6,957       7,143       7,789
Appropriated portion (1/3) of rentals                 342          233          490         378         365         397         308
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
  Total fixed charges                               6,343        5,843       10,813      11,886       7,322       7,540       8,097
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Earnings before income taxes and fixed charges    $ 8,177     $ 33,727     $ 11,831    $ 78,337    $ 52,369    $ 59,567    $ 54,485
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Preferred dividend requirements                   $     0     $      0     $      0    $      0    $      0    $    599    $  2,005
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Ratio of pre-tax income to net income                0.80         1.45         0.38        1.50        1.53        1.54        1.51
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Preferred dividend factor                         $     0      $     0     $      0    $      0    $      0    $    922    $  3,028
Total fixed charges                                 6,343        5,843       10,813      11,886       7,322       7,540       8,097
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Total fixed charges and preferred dividends       $ 6,343      $ 5,843     $ 10,813    $ 11,886     $ 7,322    $  8,462    $ 11,125
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Ratio of earnings to fixed charges                   1.29         5.77         1.09        6.59        7.15        7.90        6.73
                                                -----------------------   ----------  ----------  ----------  ----------  ----------
Ratio of earnings to combined fixed charges and
   preferred dividends                               1.29         5.77         1.09        6.59        7.15        7.04        4.90
                                                -----------------------   ----------  ----------  ----------  ----------  ----------